UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 20, 2006
Donegal Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-15341	23-02424711

(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

1195 River Road, Marietta, Pennsylvania	17547

(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: 717-426-1931
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     At a special meeting of the board of directors of Donegal Group Inc. (“DGI”) held on June 21, 2006, DGI’s management proposed that DGI’s board of directors consider (i) a proposed amendment and restatement of the Services Allocation Agreement dated September 29, 1986 (the “Prior Agreement”) among DGI, Donegal Mutual Insurance Company (“Donegal Mutual”) and Atlantic States Insurance Company (“Atlantic States’), a subsidiary of DGI, and (ii) a proposed amendment and restatement of DGI’s By-laws. At the June 21, 2006 special meeting, DGI’s board of directors appointed a special committee, consisting of the disinterested members of DGI’s board of directors, to review the fairness of the proposed amendments to the Services Allocation Agreement and DGI’s By-laws to the stockholders of DGI other than Donegal Mutual, which owns approximately 61% of the voting power of DGI’s common stock. The special committee appointed Ballard Spahr Andrews & Ingersoll, LLP as its independent counsel.
     At DGI’s regular quarterly board meeting on July 20, 2006, the special committee reported on its consideration of the proposed amendments. The special committee concluded the proposed amendments were fair to DGI’s stockholders other than Donegal Mutual and recommended to DGI’s full board of directors that it approve the Amended and Restated Services Allocation Agreement (the “Agreement”) and the Amended and Restated By-laws (the “Amended By-laws”) provided certain changes were made to the amendments as proposed at the June 21, 2006 special board meeting. DGI’s full board of directors reviewed the recommendation of the special committee and, on July 20, 2006, approved the Agreement and adopted the Amended By-laws with the changes recommended by the special committee.
     Following this board action, on July 20, 2006, DGI, each of DGI’s insurance subsidiaries (Atlantic States, Southern Insurance Company of Virginia, Le Mars Insurance Company, The Peninsula Insurance Company and Peninsula Indemnity Company) and Donegal Mutual entered into the Agreement. The Agreement provides for the continued allocation of shared costs of certain employees of Donegal Mutual who provide certain functions and services to DGI and DGI’s insurance subsidiaries.
     The parties entered into the Agreement for the following purposes:
•	to consolidate various services allocation agreements between Donegal Mutual and individual insurance subsidiaries of DGI into a single agreement with uniform provisions;

•	to reflect developments in the respective businesses of DGI and its insurance subsidiaries and Donegal Mutual since the date of execution of the Prior Agreement and the interrelated nature of their businesses as conducted under the name Donegal Insurance Group; and

•	to provide for the appropriate allocation and payment of expenses in accordance with the current practices of Donegal Mutual, DGI and DGI’s insurance subsidiaries.
     The material terms of the Agreement are as follows:
•	Donegal Mutual will continue to provide employees to perform the services listed below for Atlantic States. All of the costs and expenses of Donegal Mutual for providing those services and employees to Atlantic States will continue to be allocated between Donegal Mutual and Atlantic States either in proportion to their respective participation from time to time under the Proportional Reinsurance Agreement between Donegal Mutual and Atlantic States dated as of September 29, 1986 and most recently amended as of April 20, 2000 or otherwise allocated as set forth in Exhibit A to the Agreement.

•	Donegal Mutual will continue to provide employees to perform the services listed below for DGI and its insurance subsidiaries other than Atlantic States. DGI and DGI’s insurance subsidiaries other than Atlantic States will continue either to reimburse Donegal Mutual or allocate among Donegal Mutual and DGI and DGI’s insurance subsidiaries other than Atlantic States the costs and expenses of Donegal Mutual in providing such services and employees. Exhibit A to the Agreement provides specific but non-exclusive guidelines as to how such allocations and reimbursements are calculated and settled, which may be amended from time to time by mutual agreement of Donegal Mutual, DGI and DGI’s insurance subsidiaries.

•	The services to be provided under the Agreement include: underwriting, claims, reinsurance, investments, information services, personnel and professional services, financial reporting, tax administration, accounting services, policyholder services, internal audit and compliance services, actuarial services and marketing, sales and advertising services.

•	Each party has agreed to indemnify the other parties in connection with the services performed under the Agreement under certain circumstances.

•	The Agreement has a term that initially expires on December 31, 2011, which is automatically extended on each December 31 for one year so that at all times the Agreement has a then current term of five years, except that the Agreement may be terminated at any time prior to its then termination date in any of the following events, subject to receipt of any necessary insurance regulatory filings or actions:
•	By Donegal Mutual, upon 180 days prior written notice to DGI, if a Change of Control of DGI, as defined in the Agreement, occurs.

•	By DGI or DGI’s insurance subsidiaries, upon 30 days prior written notice to Donegal Mutual, if Donegal Mutual becomes insolvent or becomes subject to any voluntary or involuntary conservatorship, receivership, reorganization, liquidation or bankruptcy case or proceeding.

•	By Donegal Mutual and DGI and DGI’s insurance subsidiaries at any time by mutual written agreement.
     The Prior Agreement was terminable by either party on 30 days’ notice to the other.
•	“Change of Control” is defined under the Agreement as (i) the acquisition of shares of DGI by any “person” or “group,” as such terms are used in Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”) as now or hereafter amended, in a transaction or series of transactions that result in such person or group directly or indirectly becoming the beneficial owner of 25% or more of the voting power of DGI’s common stock after July 20, 2006, (ii) the consummation of a merger or other business combination after which the holders of voting common stock of DGI before the consummation of the merger or other business combination do not collectively own 60% or more of such voting common stock of the entity surviving such merger or other business combination, (iii) the sale, lease, exchange or other transfer in a transaction or series of transactions of all or substantially all of the assets of DGI, but excluding therefrom the sale and reinvestment of the investment portfolio of DGI and its insurance subsidiaries or (iv) as the result of or in connection with any cash tender offer or exchange offer, merger or other business combination, sale of assets or contested election of directors or any combination of the foregoing transactions specified in clauses (i), (ii), (iii) and (iv), each, a “Transaction,” the persons who constituted a majority of the members of the board of directors of DGI on July 20, 2006 and persons whose election as members of the board of directors of DGI was approved by such members then still in office or whose election was previously so approved after July 20, 2006 but before the event that constitutes a Change of Control, no longer constitute such a majority of the members of the board of directors of DGI then in office.

A Transaction will be deemed to constitute a Change in Control only upon the consummation of the Transaction.
     The foregoing description summarizes the material provisions of the Agreement, but is subject to, and qualified in its entirety by reference to, the Agreement, which is filed as Exhibit 10.1 to this Form 8-K and incorporated by reference into Item 1.01 of this Form 8-K.
     On July 20, 2006, DGI entered into a First Amendment to Credit Agreement (the “Amendment”) with Manufacturers and Traders Trust Company (“M&T”). The principal change effected by the Amendment is to extend the expiration of the $35.0 million unsecured line of credit agreement between DGI and M&T to July 20, 2010. No amounts are outstanding under the Credit Agreement. The foregoing description summarizes the material provisions of the Amendment, but is subject to, and qualified in its entirety by reference to, the Amendment, which is filed as Exhibit 10.2 to this Form 10-K and incorporated by reference into Item 1.01 of this Form 8-K.
     On July 20, 2006, Donegal Mutual entered into a Credit Agreement with M&T under which Donegal Mutual has a $25.0 million line of credit.

Item 2.02.	Results of Operations and Financial Condition.
     On July 21, 2006, DGI issued a press release regarding DGI’s financial results for its second quarter ended June 30, 2006. The press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated by reference into this Form 8-K. The information in Item 2.02 of this Form 8-K and Exhibit 99.1 shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934 or incorporated by reference in any filing under the Securities Act of 1933.

Item 5.03.	Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.
     On July 20, 2006, DGI’s board of directors adopted the Amended By-laws. A summary of the material provisions of the Amended By-laws follows:
Stockholder Nominations of Persons for Election to DGI’s Board of Directors and Other Proposed Business
     The advance notice provisions of the former By-laws were amended to permit direct nomination by stockholders of persons for election to DGI’s board of directors at an annual meeting of stockholders provided the stockholder timely complies with certain notice requirements. Under the advance notice provisions of DGI’s By-laws as in effect prior to the By-law amendments, stockholder proposals for nominations at annual meetings were made to the nominating committee of DGI’s board of directors, which had the exclusive authority to nominate candidates for election by stockholders to DGI’s board of directors. The advance notice provisions, as amended, are summarized as follows:
     Nominations of persons for election to DGI’s board of directors (“Stockholder Nominations”) and proposals of business to be transacted by DGI’s stockholders (“Stockholder Proposals”) may be made at an annual meeting of stockholders (i) pursuant to DGI’s notice to stockholders with respect to such annual meeting, (ii) by or at the direction of DGI’s board of directors or (iii) by any stockholder of record of DGI who (A) was a stockholder of record at the time of the giving of the notice provided in the advance notice provisions of the Amended By-laws, (B) who is entitled to vote at the meeting and (C) who has complied with the prior notice procedures in the advance notice provisions of the Amended By-laws.
     For Stockholder Nominations or Stockholder Proposals to be brought properly before an annual meeting by a stockholder, (i) the stockholder must have given timely notice (a “Proposing Stockholder’s Notice”) in writing of the nomination or item of proposed business to the Secretary of DGI and (ii) such business must be a proper matter for stockholder action under the General Corporation Law of the State of Delaware (the “DGCL”). To be timely, a Proposing Stockholder’s Notice must be received by the Secretary of DGI at the principal executive offices of DGI, 1195 River Road, Marietta, Pennsylvania 17547; attention: Secretary, not less than 90 calendar days nor more than 120 calendar days prior to the first anniversary of the date on which DGI first mailed its proxy statement to stockholders for its annual meeting of stockholders in the immediately preceding year; provided, however, that in the case of an annual meeting of stockholders that is called for on a date that is not within 30 calendar days before or 30 calendar days after the first anniversary of the annual meeting of stockholders in the immediately preceding year, the Proposing Stockholder’s Notice, to be timely, must be received by the Secretary of DGI not later than the close of business on the later of (x) the 90th day prior to such annual meeting or (y) the 10th day following the day on which a public announcement, as defined in the By-laws, of the date of such annual meeting is first made. These time periods are substantially the same as the time periods in DGI’s advance notice By-law provisions prior to the July 20, 2006 adoption of the Amended By-laws.
     The Proposing Stockholder’s Notice shall set forth (i) as to each person whom the Proposing Stockholder nominates for election or reelection as a director all information relating to such person as would be required to be disclosed in a solicitation of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Exchange Act and the written consent of each such person to serve as a director if elected; (ii) as to any other business that the Proposing Stockholder intends to bring before the annual meeting, a brief description of such business, the Proposing Stockholder’s reasons for presenting such business at the annual meeting and any material interest of the Proposing Stockholder in such business; (iii) as to the Proposing Stockholder (A) the name and address of the

Proposing Stockholder, as the same appears on DGI’s books, (B) the number of shares of DGI’s Class A Common Stock and Class B Common Stock that are owned beneficially within the meaning of Rule 13d-3 under the Exchange Act and of record by the Proposing Stockholder; (C) the principal occupation or employment of each person whose nomination is so proposed during the five-year period preceding the date of the Proposing Stockholder’s Notice and (D) a description of any arrangement or understanding between each person whose nomination is proposed and the Proposing Stockholder with respect to such person’s nomination and election as a director and actions to be proposed or taken by such person if elected as a director.
     Only persons nominated in accordance with the foregoing procedures will be eligible for election as directors of DGI and only such business shall be conducted at an annual meeting of stockholders as shall have been brought before such annual meeting in accordance with the foregoing procedures. The chairman of the annual meeting shall determine in his discretion whether a nomination or an item of business has been proposed in accordance with the foregoing procedures. If any Stockholder Nomination or Stockholder Proposal has not been made in compliance with the Amended By-laws, the chairman of the meeting shall declare that the improperly proposed Stockholder Nomination or improperly proposed Stockholder Proposal has not been properly presented for stockholder action at the annual meeting and such Stockholder Nomination or Stockholder Proposal shall not be considered or acted upon at the annual meeting.
     Notwithstanding those provisions of the Amended By-laws, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to those matters. Nothing in the Amended By-laws will affect any rights of stockholders to request inclusion of proposals in DGI’s proxy statements for annual meetings pursuant to Rule 14a-8 under the Exchange Act.
Call of Special Meetings of Stockholders and Conduct of Business at Special Meetings
     Special meetings of stockholders of DGI may be called at any time by (i) DGI’s board of directors acting pursuant to a resolution adopted by a majority of the “Whole Board,” as that term is defined in the Amended By-laws, (ii) by DGI’s President or (iii) by stockholders holding one-fifth or more of the voting power of DGI’s outstanding common stock of all classes. Under the By-law provisions that were in effect prior to the adoption of the Amended By-laws, special meetings could be called by the President of DGI and were required to be called by the Secretary of DGI at the request in writing of a majority of the board of directors of DGI or stockholders of DGI owning at least one-fifth of the entire capital stock of DGI issued and outstanding and entitled to vote at such meeting.
     The term “Whole Board” is defined under the Amended By-laws to mean the number of directors then in office notwithstanding that the number of directors then in office is less than the number of directors determined by the board of directors pursuant to the Amended By-laws.
     DGI’s board of directors may, in its discretion, postpone or reschedule any previously scheduled special meeting of stockholders. Only such business may be conducted at a special meeting of stockholders as has been brought before the meeting pursuant to DGI’s notice of meeting.
     If DGI’s notice of the special meeting provides for the election of directors, the only persons who may be nominated for such election are candidates who are nominated pursuant to (i) DGI’s notice of meeting (ii) by or at the discretion of DGI’s board of directors or (iii) by any stockholder of record of DGI (A) who is a stockholder of record at the time of giving of notice provided for in the Amended By-laws, (B) who shall be entitled to vote at the special meeting and (C) who furnishes all of the information with respect to nominees and the Proposing Stockholder required under the annual meeting provisions summarized above within the time limits set forth in the Amended By-laws.
     Nominations by stockholders of candidates for election to DGI’s board of directors may be made at a special meeting of stockholders if timely notice in writing of such nominations is given to DGI’s Secretary. To be timely, such notice must be received by DGI’s Secretary at DGI’s principal executive offices, 1195 River Road, Marietta, Pennsylvania 17547; attention: Secretary, not later than the close of business on the later of (x) the 90th day prior to the special meeting of the stockholders or (y) the 10th day following the day on which a public announcement, as defined in the Amended By-laws, of the date of such special meeting is first made.
     The provision of the Amended By-laws relating to the ability to call a special meeting of stockholders may have the effect of discouraging transactions that may involve an actual or potential change of control of DGI. DGI’s board of directors is not aware of any application to the relevant insurance regulatory authorities for its approval that is a prerequisite to an effort to seek control of DGI.
Amended By-law Provisions Relating to Conduct of Stockholder Meetings
     Other Amended By-law provisions relating to the conduct of meetings of stockholders of DGI include the following:
•	The removal of a provision that had permitted one or more stockholders to participate in any meeting of stockholders by means of conference telephone or similar communications equipment.

•	The addition of provisions relating to the appointment of a person to call a stockholder meeting to order and to serve as chairman of the meeting, which person has the power to determine the order of business and the voting and other procedures of such meeting, to adjourn the meeting and to set the time for opening and closing of polls for each matter voted upon by the stockholders.

•	The addition of a provision that requires that voting in any election of directors to take place by ballot.

•	The addition of a provision that permits the use of a copy, facsimile telecommunication or other reliable reproduction of a proxy in lieu of the original writing or transmission of the proxy.

•	The addition of a provision that explicitly states that all elections shall be determined by a plurality of the votes cast, and, except as otherwise provided in the DGCL, all other matters shall be determined by a majority of the voting power of the shares cast affirmatively or negatively.
Other
     Other provisions of the Amended By-laws include the authorization of delivery of notices of meetings of the board of directors by electronic mail, the elimination of the requirement for a specified time period for advance notice of regular meetings of the board of directors and the authorization of the transaction of any and all business at a special meeting of the board of directors, unless otherwise indicated in the notice of such special meeting.
     The provisions of the Amended By-laws relating to procedures applicable to the Coordinating Committee of DGI’s board of directors also include a change. The Coordinating Committee consists of two members of DGI’s board of directors, each of whom is not a member of the board of directors or an officer of Donegal Mutual, and two members of Donegal Mutual’s board of directors, each of whom is not a member of the board of directors or an officer of DGI. The Amended By-law provisions provide that matters involving actual or potential conflicts of interest between DGI and Donegal Mutual will first be submitted to the Coordinating Committee and then, assuming the requisite approval by the Coordinating Committee, to the respective boards of directors of DGI and Donegal Mutual. The Amended By-laws also require Coordinating Committee approval to amend the By-law provision relating to the Coordinating Committee. Prior to the amendment, such matters were required to be submitted first to the respective boards of directors of DGI and Donegal Mutual and then submitted to the Coordinating Committee.
     This Item 5.03 summarizes the material provisions of the By-laws, as amended and restated, but is subject to, and qualified in its entirety by reference to, the By-laws, a copy of which is filed as Exhibit 3.2 to this Form 8-K and incorporated by reference into Item 5.03 of this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
3.2	Amended and Restated By-laws of Donegal Group Inc.

10.1
Amended and Restated Services Allocation Agreement dated July 20, 2006 between Donegal Group Inc., Atlantic States Insurance Company, Southern Insurance Company of Virginia, Le Mars Insurance Company, The Peninsula Insurance Company, Peninsula Indemnity Company and Donegal Mutual Insurance Company

10.2	First Amendment to Credit Agreement dated July 20, 2006 between Donegal Group Inc. and Manufacturers and Traders Trust Company

99.1	Press release issued by Donegal Group Inc. dated July 21, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DONEGAL GROUP INC.
By:	/s/ Jeffrey D. Miller
Jeffrey D. Miller, Senior Vice
President and Chief Financial Officer

Date: July 21, 2006

EXHIBIT INDEX

Exhibit No.	Description	Reference
3.2	Amended and Restated By-laws of Donegal Group Inc.	Submitted herewith.

10.1
Amended and Restated Services Allocation Agreement dated July 20, 2006 between Donegal Group Inc., Atlantic States Insurance Company, Southern Insurance Company of Virginia, Le Mars Insurance Company, The Peninsula Insurance Company, Peninsula Indemnity Company and Donegal Mutual Insurance Company
Submitted herewith.

10.2	First Amendment to Credit Agreement dated July 20, 2006 between Donegal Group Inc. and Manufacturers and Traders Trust Company	Submitted herewith.

99.1	Press release issued by Donegal Group Inc. dated July 21, 2006	Submitted herewith.